SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


     Date of Report (Date of earliest event reported): November 22, 2004


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  000-14465              52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)


                     23 Hudson Street, Annapolis, MD 21401
                    (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the
following   provisions  (see  General  Instruction  A.2.  below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS


On November 22, 2004, the Registrant posted the following announcement on its website (www.sonexresearch.com):


                    SONEX ANNOUNCES DIRECTOR RESIGNATION AND
                     SETS DATE FOR 2004 SHAREHOLDER MEETING


ANNAPOLIS, MARYLAND, November 22, 2004 - SONEX RESEARCH, INC. (OTC BB: SONX), a leader in the field of clean burn combustion technology, announced today that Mr. Jim Z.I. Williams has resigned from its Board of Directors. Mr. Williams, who became a director in April 2004, agreed with the remaining members of the Board that his resignation would serve the best interest of the Company. Dr. Andrew A. Pouring, the Company's Chairman, stated that the Board has yet to fill the vacancy, but will seek to add one or more qualified individuals who have no current affiliation with the Company in order to constitute a Board with a majority of independent directors.

The Company also announced that it would hold its 2004 Annual Meeting of Shareholders on Monday, December 20, 2004 at 10:00 a.m. at the Hampton Inn & Suites in Annapolis, Maryland. Further details will be posted to the Company's website. Proxy materials will be mailed early in December.


Contact: George E. Ponticas, CFO, Sonex Research, Inc., tel: 410-266-5556, email: george.ponticas@sonex-na.com, website: www.sonexresearch.com.



About Sonex

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its Sonex Controlled Auto Ignition (SCAI) combustion process to the automotive industry to improve fuel efficiency of gasoline powered vehicles. Additionally, independent third-party testing has confirmed the potential of the SCS application for direct-injected diesel engines to significantly reduce harmful soot in-cylinder without increasing fuel consumption. Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel, such as in UAVs (unmanned aerial vehicles).


Caution Regarding Forward-Looking Statements

"Forward-looking" statements contained in this announcement, as well as all publicly disseminated material about the Company, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act. Such statements are based on current expectations, estimates, projections and assumptions by management with respect to matters such as commercial acceptance of the SCS technology, the impact of competition, and the Company's financial condition or results of operations. Readers are cautioned that such statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. Additional information regarding the risks faced by Sonex is provided in the Company's periodic filings with the Securities and Exchange Commission under the heading "Risk Factors". Such filings are available upon request from the Company or online in the EDGAR database at www.sec.gov.


                                 ###


ITEM 8.01 - OTHER EVENTS

As described in Item 5.02, the Registrant posted news on its website (www.sonexresearch.com) that it would hold its 2004 Annual Meeting of
Shareholders on Monday, December 20, 2004 at 10:00 a.m. at the Hampton Inn & Suites in Annapolis, Maryland. The Registrant stated that further details will be posted to its website and that proxy materials will be mailed early in December.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 22, 2004

SONEX RESEARCH, INC.
Registrant


/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer and Secretary